UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

CENTRAL FEDERAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	0-25045	34-1877137
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2923 Smith Road, Fairlawn, Ohio	44333
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 666-7979

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) On May 20, 2010, Mark S. Allio notified the registrant that he was resigning from all positions within the Company, CFBank and the Board, and Raymond E. Heh has notified the Company that he is retiring as President and Chief Operating Officer of CFBank, both effective June 1, 2010.

(c) No permanent replacements have been named for Mr. Allio or Mr. Heh. The registrant has named Eloise L. Mackus, the registrant’s current executive vice president, general counsel and secretary, to be the interim chief executive officer. Ms. Mackus has been with the registrant since July 2003. She previously practiced law in Connecticut and Ohio, including serving as counsel to various banks and bank holding companies, and was the vice president and general manager of International Markets for The J.M. Smucker Company, where she had previously been assistant general counsel.

Item 7.01. Regulation FD Disclosure

On May 21, 2010, the registrant issued a press release announcing the resignation of Mark S. Allio from all positions within the Company, CFBank and the Board, and the retirement of Raymond E. Heh as President and Chief Operating Officer of CFBank, both effective June 1, 2010. The press release is attached as Exhibit 99.1.

Item 9.01. Exhibits

99.1 Press release issued May 21, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Federal Corporation

Date: May 21, 2010

By: /s/ Therese Ann Liutkus
Therese Ann Liutkus, CPA
Treasurer and Chief Financial Officer

3